Exhibit 99.1

Asure Software, Inc.
110 Wild Basin Road, Suite 100
Austin, Texas 78746

November 15, 2015

VIA EMAIL edbabalas@wellington.com

Wellington Management Group LLP
280 Congress Street
Boston, Massachusetts 02210
Attn: Emily D. Babalas, Managing Director and Counsel

Re:           Limited Waiver of Limitation on Acquisitions of Asure Software Stock

Ladies and Gentlemen:

We are writing with respect to our Amended and Restated Rights Agreement dated October 28, 2009 (the “Rights Agreement”).  We understand that Wellington Management Group LLP, a Delaware limited liability partnership, is a holding company for various affiliated entities (collectively, “Wellington Management”), that are investment advisers, including investment advisers registered under the Investment Advisors Act of 1940, as amended, and in that capacity manage assets for their investment advisory clients.  Specifically, this letter is in regards to the Beneficial Ownership of our Common Stock by Wellington Management and certain of its investment advisory clients that have or hereafter acquire economic ownership (i.e. the right to receive or the power to direct the receipt of dividends and proceeds from the sale or other disposition of our Common Stock or distributions in liquidation thereof, and encompasses economic ownership as the term is applied for purposes of compliance with Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), and related regulations and guidance thereunder) of shares of our Common Stock (collectively, the “Wellington Investors,” and each individually, a “Wellington Investor”).

We understand that each of Wellington Management and its affiliated investment advisers may be deemed to Beneficially Own, for purposes of the Rights Agreement, the Common Stock held by the Wellington Investors in portfolios over which certain Wellington Management affiliated entities serve as the investment adviser for purposes of the Rights Agreement.  Although Wellington Management affiliated entities act as investment advisers to each of the Wellington Investors, Wellington Management may not have investment and/or voting discretion with respect to 100% of a Wellington Investor’s assets, and in some cases one or more other investment managers may have investment and/or voting discretion over a portion of the assets of a Wellington Investor.  All references herein to the ownership (including, without limitation, Beneficial Ownership) of Common Stock by a Wellington Investor refer only to the Common Stock over which Wellington Management has investment and/or voting discretion.

You have requested waivers from the operation of the Rights Agreement to permit Wellington Management, each of its affiliated entities and each Wellington Investor to exceed the limitation on Beneficial Ownership of more than 4.9% our Common Stock under the Rights Agreement.  You have requested the opportunity for Wellington Management, each of its affiliated entities and Wellington Investors to acquire Beneficial Ownership, in the aggregate, of up to 9.9% of our Common Stock.  This letter sets forth the representations of Wellington Management required for our Board of Directors to grant the waivers Wellington Management seeks and declare Wellington Management, each of its affiliated entities and each Wellington Investor to be Exempt Persons under the Rights Agreement.  Capitalized terms not defined in this letter have the same meanings as in the Rights Agreement.

In consideration of our granting the waivers requested by you and declaring Wellington Management, each affiliated entity, and each Wellington Investor to be Exempt Persons, you hereby agree and represent as follows:

1.           As of both this date and the date our Board of Directors grants the waivers requested by you (the “Waiver Effective Date”), which shall be no later than November 16, 2015, you represent that neither Wellington Management nor, to the best of Wellington Management’s knowledge, any Wellington Investor, is, or will be, a “5-percent shareholder” within the meaning of Section 382(k)(7) of the Code (a “5-Percent Shareholder”), assuming for purposes of this calculation that there are 6,289,646 shares of Common Stock outstanding as reporting on the Company’s Quarterly Report on Form 10-Q as filed on August 12, 2015; provided however, from and after the date hereof, an affiliated entity of Wellington Management may hold now a de minimus amount of Common Stock acquired for brief periods of time to resolve trading errors;

2.           At all times during the period starting on the Effective Date and ending on the nine-month anniversary of the Effective Date (the “Initial 9 Month Period”), Wellington Management will use its best efforts to ensure that Wellington Management, each affiliated entity, and all of the Wellington Investors do not together exceed the Beneficial Ownership of 9.9% our Common Stock and that neither Wellington Management, nor each affiliated entity, nor any of the Wellington Investors whose entire ownership of our Common Stock is under Wellington Management’s sole investment discretion become a 5-Percent Shareholder.  The highest aggregate Beneficial Ownership percentage of our Common Stock of Wellington Management and the Wellington Investors during the Initial 9 Month Period, which may not exceed 9.9%, shall be referred to herein as the “Highest Aggregate Beneficial Ownership Percentage”.  Upon our written request during any time that any of our waivers are in effect and not revoked, Wellington Management agrees to provide a letter to us confirming continued compliance with the provisions of this paragraph; and

3.           After the Initial 9 Month Period, Wellington Management will use its best efforts to ensure that the aggregate percentage Beneficial Ownership of our Common Stock of Wellington Management, each affiliated entity, and all of the Wellington Investors does not together exceed the Highest Aggregate Beneficial Ownership Percentage and that neither Wellington Management, nor each affiliated entity, nor any of the Wellington Investors whose entire ownership of our Common Stock is under Wellington Management’s sole investment discretion become a 5-Percent Shareholder.  Upon our written request during any time that any of our waivers are in effect and not revoked, Wellington Management agrees to provide a letter to us confirming continued compliance with the provisions of this paragraph.

In addition, during any time that any of our waivers are in effect and not revoked, as to any Schedule 13G filed by Wellington Management for any period covering a time during which Wellington Management is the Beneficial Owner of more than 4.9% of our Common Stock, Wellington Management agrees to reflect within such Schedule 13G, or specifying to the extent true in such Schedule 13G, that (i) our Common Stock is deemed to be Beneficially Owned by Wellington Management and each of its affiliated entities, (ii) Wellington Investors have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities and (iii) none of the Wellington Investors are known to Wellington Management to have such right or power with respect to more than 4.9% of our Common Stock.

We reserve the right to revoke our waiver at any time we determine that Wellington Management or any Wellington Investor is not in compliance with the provisions of this letter, upon written notice to Wellington Management.  However, the breach by any Wellington Investor of the terms hereof shall not impact the waivers granted to Wellington Management and other Wellington Investors unless such breach separately causes Wellington Management or other Wellington Investors to be in breach hereof (and such breach by Wellington Management or other Wellington Investors is either not capable of being remedied or cannot be remedied within a reasonable period of time after our notification of such breach to Wellington Management).

If you agree with the terms of this letter, please so indicate by your signature below.  We will promptly advise you after our Board of Directors grants the waivers requested by you and makes the determination that Wellington Management and each Wellington Investor are Exempt Persons.

Very truly yours,	Agreed to and accepted:

Asure Software, Inc.	Wellington Management Group LLP

By	By
Patrick Goepel, President and CEO	Emily D. Babalas, Managing Director and Counsel